Exhibit 10.1

SUBSCRIPTION AGREEMENT

Odyssey Group International, Inc.

1.	Investment

(a)      The undersigned (“Buyer”) subscribes for $ __________ of Common Stock shares at of $0.01 per share of Odyssey Group International, Inc.

PLEASE MAKE CHECKS PAYABLE TO: Odyssey Group International, Inc.

2.	Investor Information.

Name (type or print)
Address:
Phone:	( )

Joint Name (type or print)
Address:
Phone:	( )

3.	Type of Ownership. (You must check one box)

[__] Individual                        [__] Custodian for ____________________________________

[__] Tenants in Common      [__] Uniform Gifts to Minors Act of the State of: ____________

[__] Corporation (Inc., LLC, LP)

[__] Joint Tenants with rights of Survivorship

[__] Partnership (Limited Partnerships use “Corporation”)

[__] Trust

[__] Community Property

[__] Other (please explain) _________________________________________________

THE COMMON STOCK OF THE ODYSSEY GROUP INTERNATIONAL INC. HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE COMMON STOCK DESCRIBED HEREIN.

THE PURCHASE OF THE COMMON STOCK OF THE ODYSSEY GROUP INTERNATIONAL, INC. INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

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4.            Further Representations, Warrants and Covenants. Buyer hereby represents, warrants, covenants and agrees as follows:

(a)	Buyer is at least eighteen (18) years of age with an address as set forth in this Subscription Agreement.
(b)	Except as set forth in the Prospectus and the exhibits thereto, no representations or warranties, oral or otherwise, have been made to Buyer by the Company or any other person, whether or not associated with the Company or this offering. In entering into this transaction, Buyer is not relying upon any information, other than that contained in the Prospectus and the exhibits thereto and the results of any independent investigation conducted by Buyer at Buyer’s sole discretion and judgment.
(c)	Buyer understands that his or her investment in the Common stock is speculative and involves a high degree of risk, and is not recommended for any person who cannot afford a total loss of the investment. Buyer is able to bear the economic risks of an investment in the Offering and at the present time can afford a complete loss of such investment.
(d)	Buyer is under no legal disability nor is Buyer subject to any order, which would prevent or interfere with Buyer’s execution, delivery and performance of this Subscription Agreement or his or her purchase of the Common stock. The Common stock is being purchased solely for Buyer’s own account and not for the account of others and for investment purposes only, and are not being purchased with a view to or for the transfer, assignment, resale or distribution thereof, in whole or part. Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement with respect to the transfer, assignment, resale or distribution of any of the Common stock.
(e)	Buyer has (i) adequate means of providing for his or her current financial needs and possible personal contingencies, and no present need for liquidity of the investment in the Common stock, and (ii) a liquid net worth (that is, net worth exclusive of a primary residence, the furniture and furnishings thereof, and automobiles) which is sufficient to enable Buyer to hold the Common stock indefinitely.
(f)	If the Buyer is acting without a Purchaser Representative, Buyer has such knowledge and experience in financial and business matters that Buyer is fully capable of evaluating the risks and merits of an investment in the Offering.
(g)	Buyer has been furnished with the Prospectus. Buyer understands that Buyer shall be required to bear all personal expenses incurred in connection with his or her purchase of the Common stock, including without limitation, any fees which may be payable to any accountants, attorneys or any other persons consulted by Buyer in connection with his or her investment in the Offering.

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5.	Indemnification

Buyer acknowledges an understanding of the meaning of the legal consequences of Buyer’s representations and warranties contained in this Subscription Agreement and the effect of his or her signature and execution of this Agreement, and Buyer hereby agrees to indemnify and hold the Company and each of its officers and/or directors, representatives, agents or employees, harmless from and against any and all losses, damages, expenses or liabilities due to, or arising out of, a breach of any representation, warranty or agreement of or by Buyer contained in this Subscription Agreement.

6.	Acceptance of Subscription

It is understood that this subscription is not binding upon the Company until accepted by the Company, and that the Company has the right to accept or reject this subscription, in whole or in part, in its sole and complete discretion. If this subscription is rejected in whole, the Company shall return to Buyer, without interest, the Payment tendered by Buyer, in which case the Company and Buyer shall have no further obligation to each other hereunder. In the event of a partial rejection of this subscription, Buyer’s Payment will be returned to Buyer without interest, whereupon Buyer agrees to deliver a new payment in the amount of the purchase price for the amount of the common stock to be purchased hereunder following a partial rejection of this subscription.

7.	Governing Law

This Subscription Agreement shall be governed and construed in all respects in accordance with the laws of the State of California without giving effect to any conflict of laws or choice of law rules.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, this Subscription Agreement has been executed and delivered by the Buyer and by the Company on the respective dates set forth below.

Signature of Buyer

By: _________________________________

Print Account Holder's Name

Signature: ______________________________________    Date: _____________________________

Investor’s Subscription accepted this_______ day of __________________________, 20_______

Accepted By:
Odyssey Group International, Inc.

Deliver completed Subscription Agreements and checks to:

Odyssey Group International, Inc.

4262 Blue Diamond Rd., Suite 102-281

Las Vegas, NV 89139

(702) 751-1418

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